                      AMENDED AND RESTATED CREDIT AGREEMENT


         AMENDMENT AND RESTATEMENT dated as of May 30, 1997 amending and restating the Credit Agreement dated as of March 17, 1997, as amended as of March 31, 1997 and April 22, 1997 (the "CREDIT AGREEMENT") among VENCOR, INC. ("VENCOR"), the BANKS, SWINGLINE BANK, LC ISSUING BANKS, MANAGING AGENTS and CO-AGENTS party thereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (the "DOCUMENTATION AGENT") and Collateral Agent, and NATIONSBANK, N.A. as Administrative Agent.

                              W I T N E S S E T H :

         WHEREAS, the parties hereto desire to amend the Credit Agreement to (i) increase the aggregate amount of the Commitments to $2,000,000,000, (ii) permit Vencor to finance the potential acquisition of Transitional Hospitals Corporation, (iii) revise the Pricing Schedule, (iv) modify certain financial covenants and (v) add the banks listed under the heading "NEW BANKS" on the signature pages hereof (the "NEW BANKS") as parties to the Credit Agreement;

         WHEREAS, the parties hereto desire to cause the Collateral Agent to release all shares of common stock of Atria held by it under the Security Agreement and to deliver the stock certificates evidencing such shares to Vencor Assisted Living Holdings, Inc., a Delaware corporation wholly-owned by Vencor, to be held by it until such shares are distributed to Vencor's shareholders, sold or otherwise disposed of as permitted by Section 16(D) of the Security Agreement; and

         WHEREAS, the parties hereto desire to restate the Credit Agreement in its entirety to read as the Credit Agreement currently reads with the amendments specified herein;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment and Restatement becomes effective, refer to the Credit Agreement as amended hereby. Each reference in the Financing Documents (and in any agreement relating to interest rate swaps between Vencor and a Bank party hereto) referring to the Credit Agreement as "amended from time to time" shall be interpreted to include the Credit Agreement as amended and restated from time to time.

         SECTION 2. Definitions. Section 1.01 of the Credit Agreement is amended by adding the following new definitions in the appropriate alphabetical order:

         "ATRIA SHARES" means shares of common stock of Atria.

         "BASE RATE MARGIN" has the meaning set forth in the Pricing Schedule.

         "CONSOLIDATED SENIOR DEBT FOR BORROWED MONEY" means all Consolidated Debt for Borrowed Money except Subordinated Debt and Subordinated Subsidiary Guaranties.

         "OFFER TO PURCHASE" means the Offer dated May 7, 1997 by THC Merger Sub to purchase for cash all of the outstanding shares of common stock (together with the associated rights to purchase Series B Junior Participating Preferred Stock) of THC.

         "SUBORDINATED DEBT" means Debt of Vencor that (i) complies with the provisions of Section 5.07(e) and (ii) is by its terms, or by the terms of the instrument creating or evidencing it, subordinated to Vencor's obligations under the Financing Documents; provided that the subordination provisions and other substantive provisions applicable to such Debt (and any subsequent changes therein) shall have been approved by the Agents.

         "SUBORDINATED SUBSIDIARY GUARANTY" means a guaranty by a Subsidiary Guarantor of Subordinated Debt of Vencor; provided that such guaranty is subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty by subordination provisions that shall have been approved by the Agents.

         "THC" means Transitional Hospitals Corporation, a Nevada corporation, and its successors.

         "THC MERGER" means a proposed merger or other business combination between THC Merger Sub and THC described in the Offer to Purchase.

         "THC MERGER SUB" means LV Acquisition Corp., a Delaware corporation, and its successors.

         "THC SHARES" means shares of common stock of THC.

         SECTION 3. Increase in Commitments. The Commitment Schedule attached to the Credit Agreement is deleted and replaced by the Commitment Schedule attached to this Amendment and Restatement.

         SECTION 4. Amendment of Pricing Schedule. The Pricing Schedule attached to the Credit Agreement (the "EXISTING PRICING SCHEDULE") is deleted and replaced by the Pricing Schedule attached to this Amendment and Restatement (the "NEW PRICING SCHEDULE"). The New

Pricing Schedule shall apply to interest and fees accruing under the Credit Agreement on and after the Amendment Effective Date (as such term is defined in Section 22 below). The Existing Pricing Schedule shall continue to apply to interest and fees accruing under the Credit Agreement prior to the Amendment Effective Date.

         SECTION 5. Interest Rate for Base Rate Loans. (a) The first sentence of
Section 2.06(a) of the Credit Agreement is amended by deleting the words "at a rate per annum equal to the Base Rate for such day" at the end of such sentence and substituting the words "at a rate per annum equal to the sum of the Base Rate Margin (if any) for such day plus the Base Rate for such day".

         (b) The words "the Base Rate for such day" are deleted and replaced by the words "the rate otherwise applicable to Base Rate Loans for such day" in the last sentence of Section 2.06(a);

         (c) The words "the Base Rate for such day" are deleted and replaced by the words "the rate applicable to Base Rate Loans for such day" in the first sentence of Section 2.06(b), the last sentence of Section 2.06(b), the last sentence of Section 2.06(d), the last sentence of Section 2.06(e), the last sentence of Section 2.08(j)(ii), the first sentence of Section 2.08(k)(ii), the first sentence of Section 2.09(e), the last sentence of Section 2.09(e) and the last sentence of Section 8.01.

         (d) Section 2.12(a) of the Credit Agreement is amended by deleting the words "bearing interest at the Base Rate" with the words "bearing interest at the rate applicable to Base Rate Loans".

         SECTION 6. Commitment Reduction. Section 2.13 of the Credit Agreement is amended by changing "$1,200,000,000" to "$1,500,000,000".

         SECTION 7. Use of Proceeds. Section 5.06(f) of the Credit Agreement is amended to read as follows:

                  (f) None of the proceeds of the Loans or the Letters of Credit will be used in violation of any applicable law or regulation and, without limiting the generality of the foregoing, no use of any such proceeds or Letters of Credit for general corporate purposes will include any use thereof, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock except the TheraTx Shares and the THC Shares.

         SECTION 8. Limitation on Debt of Subsidiaries. Section 5.08 of the Credit Agreement is amended by (i) deleting the word "and" at the end of clause
(k), (ii) changing the period at the end of clause (l) to "; and" and (iii) adding the following new clause (m) immediately after clause (l):

                  (m) Subordinated Subsidiary Guaranties of Subordinated Debt issued by Vencor.

         SECTION 9. Negative Pledge. Section 5.09 of the Credit Agreement is amended by changing the period at the end of said Section to a semi-colon and adding the following proviso on the next line (separated from clause (l) by a space):

         provided that this Section 5.09 shall not apply to any THC Shares or Atria Shares that constitute Margin Stock.

         SECTION 10. Asset Sales. Section 5.10 of the Credit Agreement is amended by adding the following new subsection (d) at the end of said Section:

                  (d) Notwithstanding the foregoing, this Section 5.10 shall not in any way restrict any sale or other disposition of any THC Shares or Atria Shares that constitute Margin Stock.

         SECTION 11. Investments in Minority-Owned Affiliates. (a) Section 5.12 of the Credit Agreement is amended by (x) deleting the word "and" at the end of clause (iii), (y) changing the period at the end of clause (iv) to "; and" and
(z) adding the following new clause (v) immediately after clause (iv):

                  (v) Investments in Behavioral Healthcare Corporation, a Delaware corporation, held by THC when THC becomes a Subsidiary of Vencor.

         (b) Clause (iv) of Section 5.12 of the Credit Agreement is further amended by changing the words "clause (i), (ii) or (iii) of this Section" to "clause (i), (ii), (iii) or (v) of this Section".

         SECTION 12. Leverage Ratio. Section 5.17 of the Credit Agreement is amended to read as follows:

                  SECTION 5.17. Leverage Ratio. At the end of each Fiscal Quarter (a "QUARTERLY MEASUREMENT DATE"), the ratio of (x) Consolidated Debt for Borrowed Money to (y) Consolidated EBITDA for the four consecutive Fiscal Quarters then ended will not exceed the ratio set forth below opposite the period in which such Quarterly Measurement Date falls:

                                        PERIOD                                                  RATIO
                                        ------                                                  -----
                  June 1, 1997 through September 29, 1998                                     4.75 to 1
                  September 30, 1998 through December 30, 1998                                4.60 to 1
                  December 31, 1998 through December 30, 1999                                 4.50 to 1
                  December 31, 1999 and thereafter                                            4.00 to 1

         For purposes of calculating the foregoing ratio at any Quarterly Measurement Date, if any corporation or other entity shall have been acquired by any Vencor Company during the relevant period of four consecutive Fiscal Quarters, Consolidated EBITDA for such period shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy.

         SECTION 13. Fixed Charge Coverage Ratio. Section 5.18 of the Credit Agreement is amended to read as follows:

                  SECTION 5.18. Fixed Charge Coverage Ratio. At the end of each Fiscal Quarter (a "QUARTERLY MEASUREMENT DATE"), the ratio of (i) Consolidated EBITDAR for the four consecutive Fiscal Quarters then ended to (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense for the same four Fiscal Quarters will not be less than the ratio set forth below opposite the period in which such Quarterly Measurement Date falls:


                                      PERIOD                                                           RATIO
                                      ------                                                           -----
                  June 1, 1997 through December 30, 1998                                             2.25 to 1
                  December 31, 1998 and thereafter                                                   2.50 to 1


         SECTION 14. Guaranty by Future Wholly-Owned Material Subsidiaries.
Section 5.21 of the Credit Agreement is amended by adding the following proviso at the end of said Section:

         ; provided that this Section 5.21 shall not (x) apply to THC Merger Sub prior to the consummation of the THC Merger or (y) apply to Vencor Assisted Living Holdings, Inc. so long as it holds any Atria Shares.

         SECTION 15. Pledge of THC Shares. Section 5.22 of the Credit Agreement is amended by adding the following proviso at the end of said Section:

         provided that this Section 5.22 shall not apply to THC and its Subsidiaries or to any THC Shares until five Domestic Business Days after THC has become a Wholly-Owned Subsidiary and the THC Shares have been delisted from the New York Stock Exchange.

         SECTION 16. Amendment of Article 5. The following new Sections are added at the end of Article 5 of the Credit Agreement:

                  SECTION 5.26. Senior Debt Leverage Ratio. At the end of each Fiscal Quarter (a "QUARTERLY MEASUREMENT DATE"), the ratio of (x) Consolidated Senior Debt for Borrowed Money to (y) Consolidated EBITDA for the four consecutive Fiscal Quarters then ended will not exceed the ratio set forth below opposite the period in which such Quarterly Measurement Date falls:

                                      PERIOD                                             RATIO
                                      ------                                             -----

                  June 1, 1997 through December 30, 1997                                 4.50 to 1
                  December 31, 1997 through March 30, 1998                               4.00 to 1
                  March 31, 1998 through June 29, 1998                                   3.85 to 1
                  June 30, 1998 through September 29, 1998                               3.80 to 1
                  September 30, 1998 through December 30, 1998                           3.75 to 1
                  December 31, 1998 through December 30, 1999                            3.50 to 1
                  December 31, 1999 and thereafter                                       3.00 to 1

         For purposes of calculating the foregoing ratio at any Quarterly Measurement Date, if any corporation or other entity shall have been acquired by any Vencor Company during the relevant period of four consecutive Fiscal Quarters, Consolidated EBITDA for such period shall be calculated as if such corporation or other entity had been acquired at the beginning of such period, to the extent that the relevant financial information with respect to it for the portion of such period prior to such acquisition can be determined with reasonable accuracy.

                  SECTION 5.27. Hedging Facilities. Vencor will enter into and maintain in full force and effect interest rate hedging arrangements reasonably satisfactory to the Agents to the extent, if any, required so that at least 30% of Consolidated Debt for Borrowed Money (excluding Guarantees referred to in clause (z) of the definition of "Consolidated Debt for Borrowed Money") will be either fixed rate debt or floating rate debt hedged to a fixed rate by such hedging arrangements; provided that Vencor shall not be required to comply with this Section at any time when its senior unsecured long-term debt securities without any third party credit enhancement are Rated (i) at least BB, if Rated by S&P but not by Moody's, (ii) at least Ba2, if Rated by Moody's but not by S&P, or (iii) at least BB by S&P and at least Ba2 by Moody's, if Rated by both. As used in this Section the term "RATED" means publicly rated (or, if not publicly rated, having an Implied Rating or Private Letter Rating).

                  SECTION 5.28. Restrictions on THC Merger Sub and Vencor Assisted Living Holdings, Inc. (a) Prior to the consummation of the THC Merger, Vencor will not permit THC Merger Sub to:

                            (i) incur any debt other than (x) its obligations
                  under the Offer to Purchase, (y) its obligations under any merger agreement entered into by it and THC and (z) Debt owing by it to Vencor;

                           (ii) engage in any business other than acquiring and
                  holding THC Shares and engaging in the related activities contemplated by the Offer to Purchase; or

                           (iii) sell or otherwise dispose of any THC Shares
                  owned by THC Merger Sub unless (x) such shares are sold for cash, (y) fair value is received for such shares and (z) the proceeds of such sale are either held as cash or invested in certificates of deposit, U.S. government securities, commercial paper or other money market instruments that are exempted securities under the federal securities laws.

                  (b) So long as Vencor owns, directly or indirectly, any Atria Shares, Vencor will hold such Atria Shares through Vencor Assisted Living Holdings, Inc. and will not permit Vencor Assisted Living Holdings, Inc. to incur any debt or to engage in any business other than holding Atria Shares and activities related thereto. Nothing in this subsection (b) shall in any way restrict Vencor's right or ability to cause such Atria Shares to be sold or otherwise disposed of.

         SECTION 17. Representations of Vencor. Vencor represents and warrants that (i) the representations and warranties of Vencor set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and
(ii) no Default will have occurred and be continuing on such date.

         SECTION 18. Repayment of Outstanding Loans. On the Amendment Effective Date Vencor shall (i) repay all Committed Loans outstanding under the Credit Agreement immediately prior thereto and (ii) pay all interest on such Committed Loans and all facility fees and letter of credit fees accrued under the Credit Agreement to but excluding the Amendment Effective Date. The parties hereto waive any requirement in Section 2.12 of the Credit Agreement that Vencor give prior notice of such payments. Vencor shall compensate the Banks for any funding losses resulting from such payments as and when provided in Section 2.15 of the Credit Agreement.

         SECTION 19. Release of Atria Shares. Pursuant to Section 16(B) of the Security Agreement, Vencor hereby requests the Collateral Agent to release all Atria Shares held by it under the Security Agreement on the Amendment Effective Date and to deliver all stock certificates evidencing such Atria Shares and any related stock powers to Vencor Assisted Living Holdings, Inc. Each of the undersigned Banks and New Banks consents to such release.

         SECTION 20. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 21. Counterparts. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 22. Effectiveness. This Amendment and Restatement shall become effective, and the Credit Agreement will be amended and restated in its entirety to read as the Credit

Agreement currently reads with the amendments specified herein, on the date when the following conditions are met (the "AMENDMENT EFFECTIVE DATE"):

          (a) the Documentation Agent shall have received from each of Vencor, the Banks and the New Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Documentation Agent) that such party has signed a counterpart hereof;

          (b) the Documentation Agent shall have received for the account of each New Bank a duly executed Note dated on or before the Amendment Effective Date and complying with the provisions of Section 2.05 of the Credit Agreement;

          (c) the Documentation Agent shall have received from each Subsidiary Guarantor a writing confirming that it consents to the increase of the aggregate amount of the Commitments to $2,000,000,000 and agrees with the interpretation set forth in the last sentence of Section 1 hereof;

          (d) the Documentation Agent shall have received an opinion of Jill L. Force, General Counsel of Vencor, dated the Amendment Effective Date and substantially in the form of Exhibit A hereto;

          (e) the Documentation Agent shall have received an opinion of Ogden, Newell & Welch, special counsel for Vencor, dated the Amendment Effective Date and substantially in the form of Exhibit B hereto;

          (f) the Collateral Agent shall have released all Atria Shares held by it under the Security Agreement and Vencor shall have contributed such Atria Shares to Vencor Assisted Living Holdings, Inc.;

          (g) the Documentation Agent shall have received evidence satisfactory to it that Vencor will make the payments required by Section 18 hereof on the Amendment Effective Date with the proceeds of Loans to be borrowed immediately after this Amendment and Restatement becomes effective under the Credit Agreement as amended hereby and/or with other funds available for such purpose;

          (h) the Administrative Agent shall have received amendment and/or participation fees for the accounts of the Banks calculated as provided in letters dated May 13, 1997 from the Co-Arrangers to the "Vencor, Inc. Lenders" and "Vencor, Inc. Prospective Lenders";

          (i) THC Merger Sub shall have accepted for payment more than 662/3% of the outstanding THC Shares on a fully diluted basis or, if the Offer to Purchase is terminated,

         THC shall have become a Wholly-Owned Subsidiary of Vencor by merging with THC Merger Sub or otherwise; and

          (j) Vencor shall, by notice to the Agents, designate THC Merger Sub and Vencor Assisted Living Holdings, Inc. as Material Subsidiaries and shall have signed and delivered to the Collateral Agent an appropriately completed Security Agreement Supplement granting a security interest in the shares of capital stock of THC Merger Sub and Vencor Assisted Living Holdings, Inc. held by Vencor;

provided that this Amendment and Restatement shall not become effective unless all of the foregoing conditions are met on or before August 29, 1997.

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed as of the date first above written.

                                     VENCOR, INC.


                                     By:
                                         -----------------------------
                                        Name:
                                        Title:


                                     EXISTING BANKS:

                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK


                                     By:
                                         -----------------------------
                                         Name:
                                         Title:



                                     NATIONSBANK, N.A.

                                     By:
                                         -----------------------------
                                         Name:
                                         Title:


                                     THE CHASE MANHATTAN BANK


                                     By:
                                         -----------------------------
                                         Name:
                                         Title:

                                PNC BANK, KENTUCKY, INC


                                By:
                                    ----------------------------------
                                    Name:
                                    Title:


                                BANK OF AMERICA NT & SA


                                By:
                                    ----------------------------------
                                    Name:
                                    Title:


                                THE BANK OF NEW YORK


                                By:
                                    ----------------------------------
                                    Name:
                                    Title:


                                THE BANK OF NOVA SCOTIA


                                By:
                                    ----------------------------------
                                    Name:
                                    Title:


                                CREDIT LYONNAIS NEW YORK BRANCH


                                By:
                                    ----------------------------------
                                    Name:
                                    Title:

                                  CREDIT SUISSE FIRST BOSTON


                                  By:
                                      ----------------------------------
                                      Name:
                                      Title:


                                  DEUTSCHE BANK AG NEW YORK
                                    AND/OR CAYMAN ISLAND BRANCHES


                                  By:
                                      ----------------------------------
                                      Name:
                                      Title:


                                  By:
                                      ----------------------------------
                                      Name:
                                      Title:


                                  FLEET NATIONAL BANK


                                  By:
                                      ----------------------------------
                                      Name:
                                      Title:


                                  MELLON BANK, N.A.


                                  By:
                                      ----------------------------------
                                      Name:
                                      Title:

                             TORONTO DOMINION (TEXAS), INC.


                             By:
                                 -----------------------------------
                                 Name:
                                 Title:


                             WACHOVIA BANK OF GEORGIA, N.A.


                             By:
                                 -----------------------------------
                                 Name:
                                 Title:


                             ABN AMRO BANK N.V.


                             By:
                                 -----------------------------------
                                 Name:
                                 Title:

                             By:
                                 -----------------------------------
                                 Name:
                                 Title:


                             BANK OF MONTREAL


                             By:
                                 -----------------------------------
                                 Name:
                                 Title:


                             BANK ONE, KENTUCKY, NA


                             By:
                                 -----------------------------------
                                 Name:
                                 Title:

                                  COMERICA BANK


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:


                                  CORESTATES BANK, N.A.


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:


                                  THE FUJI BANK, LIMITED


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:


                                  THE INDUSTRIAL BANK OF JAPAN
                                  TRUST COMPANY


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:


                                  NATIONAL CITY BANK OF KENTUCKY


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:

                                 NBD BANK, N.A.


                                 By:
                                     -------------------------------
                                     Name:
                                     Title:


                                 LTCB TRUST COMPANY


                                 By:
                                     -------------------------------
                                     Name:
                                     Title:


                                 UNION BANK OF CALIFORNIA, N.A.


                                 By:
                                     -------------------------------
                                     Name:
                                     Title:


                                 U.S. BANK OF WASHINGTON, N.A.


                                 By:
                                     -------------------------------
                                     Name:
                                     Title:


                                 AMSOUTH BANK OF ALABAMA


                                 By:
                                     -------------------------------
                                     Name:
                                     Title:

                                 FIRST UNION NATIONAL BANK OF
                                 NORTH CAROLINA


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:


                                 KREDIETBANK N.V.


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:


                                 SOCIETE GENERALE, CHICAGO
                                     BRANCH


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:


                                 FIRST AMERICAN NATIONAL BANK


                                 By:
                                    --------------------------------
                                    Name:
                                    Title:

                                 By:
                                    --------------------------------
                                    Name:
                                    Title:

                                  BANK OF LOUISVILLE


                                  By:
                                      ---------------------------------------
                                      Name:
                                      Title:

                              NEW BANKS:

                                 BANQUE PARIBAS



                                 By:
                                     ------------------------------
                                     Name:
                                     Title:


                                 By:
                                     ------------------------------
                                     Name:
                                     Title:



                                 THE SAKURA BANK LIMITED
                                 NEW YORK BRANCH



                                 By:
                                     ------------------------------
                                     Name:
                                     Title:




                                 THE MITSUBSIHI TRUST AND BANKING
                                   CORPORATION



                                 By:
                                     ------------------------------
                                     Name:
                                     Title:

                                   CIBC, INC.


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:


                                   FIFTH THIRD BANK



                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:


                                   THE DAI-ICHI KANGYO BANK, LTD.
                                   CHICAGO BRANCH


                                   By:
                                      ------------------------------------
                                      Name:
                                      Title:

                               COMMITMENT SCHEDULE



 BANK                                                                                            COMMITMENT
 ----                                                                                            ----------
Morgan Guaranty Trust Company of New York                                                      $112,000,000
NationsBank, N.A.                                                                              $112,000,000
Bank of America NT & SA                                                                         $91,000,000
The Bank of New York                                                                            $91,000,000
The Chase Manhattan Bank                                                                        $91,000,000
PNC Bank, Kentucky, Inc.                                                                        $91,000,000
Toronto Dominion (Texas), Inc.                                                                  $91,000,000
The Bank of Nova Scotia                                                                         $72,000,000
Credit Lyonnais New York Branch                                                                 $72,000,000
Credit Suisse First Boston                                                                      $72,000,000
Deutsche Bank AG New York and/or Cayman Island Branches                                         $72,000,000
Fleet National Bank                                                                             $72,000,000
The Industrial Bank of Japan Trust Company                                                      $72,000,000
Wachovia Bank of Georgia, N.A.                                                                  $72,000,000
ABN AMRO Bank N.V.                                                                              $50,000,000
Bank of Montreal                                                                                $50,000,000
Bank One, Kentucky, NA                                                                          $50,000,000
Comerica Bank                                                                                   $50,000,000
CoreStates Bank, N.A.                                                                           $50,000,000
The Fuji Bank, Limited                                                                          $50,000,000
LTCB Trust Company                                                                              $50,000,000
National City Bank of Kentucky                                                                  $50,000,000

 BANK                                                                                            COMMITMENT
 ----                                                                                            ----------
NBD Bank, N.A.                                                                                  $50,000,000
Union Bank of California, N.A.                                                                  $40,000,000
Amsouth Bank of Alabama                                                                         $35,000,000
Bank Paribas                                                                                    $35,000,000
First Union National Bank of North Carolina                                                     $35,000,000
U.S. Bank of Washington, N.A.                                                                   $30,000,000
CIBC Inc.                                                                                       $25,000,000
Kredietbank N.V.                                                                                $25,000,000
The Mitsubishi Trust and Banking Corporation                                                    $25,000,000
The Sakura Bank Limited New York Branch                                                         $25,000,000
Societe Generale, Chicago Branch                                                                $25,000,000
First American National  Bank                                                                   $20,000,000
Bank of Louisville                                                                              $17,000,000
The Dai-Ichi Kangyo Bank, Ltd. Chicago Branch                                                   $15,000,000
Fifth Third Bank                                                                                $15,000,000
                                                                                                -----------
                                                                                       TOTAL $2,000,000,000
                                                                                             ==============

                                PRICING SCHEDULE


         Each of "Euro-Dollar Margin", "CD Margin", "Base Rate Margin", "Facility Fee Rate" and "LC Fee Rate" means:

         (i) for any day before August 15, 1997, the rate set forth below in the row opposite such term and in the column headed "Level VI"; and

         (ii) for any day on or after August 15, 1997, the rate set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies on such day:


==========================================================================================================================
Pricing Level         Level I        Level II       Level III       Level IV        Level V       Level VI       Level VII
--------------------------------------------------------------------------------------------------------------------------
Euro-Dollar
Margin                0.3750%        0.4250%         0.5000%        0.6250%         0.6875%        0.8750%        1.1250%
--------------------------------------------------------------------------------------------------------------------------
CD Margin             0.5000%        0.5500%         0.6250%        0.7500%         0.8125%        1.0000%        1.2500%
--------------------------------------------------------------------------------------------------------------------------
Base Rate
Margin                0.0000%        0.0000%         0.0000%        0.0000%         0.0000%        0.2500%        0.5000%
--------------------------------------------------------------------------------------------------------------------------
Facility
Fee Rate              0.1750%        0.2000%         0.2500%        0.2500%         0.3125%        0.3750%        0.3750%
--------------------------------------------------------------------------------------------------------------------------
LC Fee Rate           0.3750%        0.4250%         0.5000%        0.6250%         0.6875%        0.8750%        1.1250%
==========================================================================================================================


         Terms defined in the Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. For purposes of this Pricing Schedule, the following additional terms, as used herein, have the following respective meanings:

         "Level I Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was less than or equal to 2.50 to 1.

         "Level II Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 2.50 to 1.00 and not greater than 3.00 to 1.

         "Level III Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 3.00 to 1.00 and not greater than 3.25 to 1.00.

         "Level IV Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 3.25 to 1.00 and not greater than 3.50 to 1.00.

         "Level V Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 3.50 to 1.00 and not greater than 4.00 to 1.00.

         "Level VI Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 4.00 to 1.00 and not greater than 4.50 to 1.00.

         "Level VII Pricing" applies during any Rate Period if, at the end of the Preceding Fiscal Quarter, the Leverage Ratio was greater than 4.50 to 1.00.

         "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of
(x) Consolidated Debt for Borrowed Money at the end of such Fiscal Quarter to
(y) Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended.

         "Preceding Fiscal Quarter" means, with respect to any Rate Period, the most recent Fiscal Quarter ended before such Rate Period begins.

         "Pricing Level" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing, Level VI Pricing or Level VII Pricing applies on any day. Pricing Levels are referred to in ascending order (e.g., Level III Pricing is a higher Pricing Level than Level II Pricing).

         "Rate Period" means any period from and including the 46th day of a Fiscal Quarter to and including the 45th day of the immediately succeeding Fiscal Quarter; provided that the first Rate Period shall begin on and include August 15, 1997.